Exhibit 99.1

ReWalk Robotics Reports Third Quarter 2019 Financial Results

— 2019 Third Quarter Total Revenues of $1.2 million —

— German Tender for Exoskeletons with Major Payors Initiated —

YOKNEAM ILIT, Israel / MARLBOROUGH, Mass. / BERLIN, Germany, Nov. 13, 2019 (GLOBE NEWSWIRE) -- ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or the “Company”) today announced its financial results for the three and nine months ended September 30, 2019.

Highlights of and subsequent to the third quarter of 2019 include:

●	Total revenue for the third quarter of 2019 was $1.2 million, compared to $1.6 million in the prior year quarter;

●	German Tender for Spinal Cord Injury Exoskeletons was initiated with leading payors;

●	17 units were placed during the third quarter of 2019, including 12 ReWalk Personal units and 5 ReStore units; and

●	Gross margin improved to 53% in the third quarter of 2019, compared to 47% in the prior year quarter.

“Our progress with key German ReWalk contracts and with very positive customer feedback after the first few weeks of ReStore’s clinical use supports our plans to grow this market and our top-line results especially as we look forward into FY 2020. We are confident about our strategic approach in creating these new markets and see the path to our longer-term goals of building a breakeven sustainable entity” said Larry Jasinski, Chief Executive Officer of ReWalk.

Third Quarter 2019 Financial Results

Total revenue was $1.2 million for the third quarter of 2019, compared to $1.6 million during the prior year quarter. 12 ReWalk units were placed during the third quarter of 2019, compared to 21 units in the prior year quarter. Nine ReWalk Personal units were placed in Europe, and three ReWalk Personal Units were placed in the U.S., during the third quarter of 2019. Five ReStore units were placed during the third quarter in the U.S.

Gross margin was 53% during the third quarter of 2019, compared to 47% in the third quarter of 2018. The increase was primarily attributable to higher average selling price due to a change in sales mix of our ReWalk Personal device and less costs related to inventory write-off.

Total operating expenses in the third quarter of 2019 decreased to $3.7 million, compared to $4.9 million in the prior year period mainly due to decreased costs associated with the development and clinical study costs of our ReStore Exo-suit, and by lower personnel and personnel-related costs and consulting expenses as result of our cost reduction efforts.

Net loss was $3.4 million for the third quarter of 2019, compared to a net loss of $4.5 million in the third quarter of 2018.

Non-GAAP net loss for the third quarter of 2019 was $3.1 million, compared with a non-GAAP net loss of $3.9 million in the third quarter of 2018. A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of September 30, 2019, ReWalk had $20.4 million in cash on its balance sheet and $7.9 million in short- and long-term debt.

Conference Call

ReWalk management will host its third quarter 2019 conference call as follows:

Date		Wednesday, November 13, 2019
Time		8:30 AM EST
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 31 53 62
Access code	4399133
Webcast (live, listen-only and archive)	www.rewalk.com under the “Investors” section.

The archived webcast will be available at https://edge.media-server.com/mmc/p/b7rmhiy2 and/or through the Company’s website at www.rewalk.com under the “Investors” section for 30 days after completion of the call.

About ReWalk Robotics Ltd.

ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with lower limb disabilities as a result of spinal cord injury or stroke. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel and the United States.

ReStore® is a registered trademark of ReWalk Robotics Ltd in Europe.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; the risk of substantial dilution resulting from other periodic issuances of ReWalk’s ordinary shares, including pursuant to warrant exercises; the impact of substantial sales of ReWalk shares by certain shareholders on the market price of ReWalk’s ordinary shares; ReWalk’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market and the risk that its ordinary shares will be delisted if it cannot do so; the risk of dilution following the recently-effected increase in authorized share capital; ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, and to expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management and the opinion of ReWalk’s auditors in that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s limited operating history and its ability to leverage its sales, marketing and training infrastructure; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to repay its secured indebtedness; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study and ReWalk’s 510k submission for the ReStore for stroke patients; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; the risk of a cybersecurity attack or breach of ReWalk’s IT systems significantly disrupting our business operations; ReWalk’s ability to use effectively the proceeds of offerings of securities; ReWalk’s ability to establish a pathway to commercialize its products in China; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the U.S. Securities and Exchange Commission (the “SEC”) and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward- looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2019 and 2018, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Ori Gon

Chief Financial Officer

ReWalk Robotics Ltd.

T: +972-4-9590123

E: investorrelations@rewalk.com

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenue	$1,234	$1,617	$3,692	$4,966
Cost of revenues	585	855	1,682	2,755

Gross profit	649	762	2,010	2,211

Operating expenses:
Research and development, net	1,018	1,597	4,292	5,645
Sales and marketing	1,453	1,926	4,571	6,187
General and administrative	1,209	1,362	3,988	5,620
Total operating expenses	3,680	4,885	12,851	17,452

Operating loss	(3,031)	(4,123)	(10,841)	(15,241)
Financial expenses, net	360	405	1,131	1,412

Loss before income taxes	(3,391)	(4,528)	(11,972)	(16,653)

Income taxes (tax benefit)	(2)	5	4	4

Net loss	$(3,389)	$(4,533)	$(11,976)	$(16,657)

Net loss per ordinary share, basic and diluted	$(0.46)	$(3.19)	$(2.27)	$(12.70)
Weighted average number of shares used in computing net loss per ordinary share, basic and diluted	7,290,791	1,419,355	5,284,451	1,311,584

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(3,389)	$(4,533)	$(11,976)	$(16,657)
Non-cash share based compensation expense	236	523	869	2,342
Depreciation of property and equipment, net	69	122	242	351

Non-GAAP net loss	$(3,084)	$(3,888)	$(10,865)	$(13,964)

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
Assets

Current assets
Cash and cash equivalents	$20,410	$9,546
Trade receivable, net	572	758
Prepaid expenses and other current assets	1,175	693
Inventories	2,980	2,240
Total current assets	25,137	13,237

Restricted cash and other long term assets	1,045	1,099
Operating lease right-of-use assets	1,764	-
Property and equipment, net	480	626
Total assets	$28,426	$14,962

Liabilities and equity

Current liabilities
Current maturities of long term loan	$4,443	$1,722
Current maturities of operating leases	612	-
Trade payables	3,043	2,328
Other current liabilities	1,361	1,332
Total current liabilities	9,459	5,382

Long term loan, net of current maturities	2,983	6,965
Non-current operating leases	1,293	-
Other long-term liabilities	576	670

Shareholders’ equity	14,115	1,945
Total liabilities and equity	$28,426	$14,962

ReWalk Robotics Ltd. And subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2019	2018

Net cash used in operating activities	$(11,225)	$(12,174)

Net cash used in investing activities	(8)	(3)

Net cash provided by financing activities	22,033	2,823
Increase (decrease) in cash, cash equivalents, and restricted cash	10,800	(9,354)
Cash, cash equivalents, and restricted cash at beginning of period	10,347	15,423

Cash, cash equivalents, and restricted cash at end of period	$21,147	$6,069

ReWalk Robotics Ltd. And subsidiaries

(unaudited)

(In thousands, except units placed)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
	(Unaudited)		(Unaudited)
Revenue:
Israel	$-	$-	$2	$-
United States	569	962	1,492	3,231
Europe	665	553	2,162	1,567
Asia Pacific	-	2	36	10
Africa	-	100	-	100
Latin America	-	-	-	58
Total Revenue	$1,234	$1,617	$3,692	$4,966

Units Placed:
Israel	-	-	1	-
United States	8	11	15	38
Europe	9	9	28	25
Asia Pacific	-	-	1	-
Africa	-	2	-	2
Latin America	-	-	-	1
Total Units Placed	17	22	45	66

Revenue:
Personal units revenue	$1,127	$1,504	$3,524	$4,773
Rehabilitation units revenue	-	113	-	193
ReStore units revenue	107	-	168	-
Total Revenue	$1,234	$1,617	$3,692	$4,966

Units Placed:
Personal units placed	12	21	39	64
Rehabilitation units placed	-	1	-	2
ReStore units placed	5	-	6	-
Total Units Placed	17	22	45	66